As filed with the Securities and Exchange Commission on April 27, 2007
Registration No. 333-142162

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Qiao Xing Mobile
Communication Co., Ltd.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

British Virgin Islands	3661	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
10th Floor CEC Building
6 Zhongguancun South Street
Beijing 100086
People’s Republic of China
(86-10) 6250 1728
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
800-624-0909
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alan Seem Shearman & Sterling LLP 12th Floor, East Tower, Twin Towers B-12 Jianguomenwai Dajie Beijing, 100022 People’s Republic of China (86-10) 5922-8000	Kurt J. Berney O’Melveny & Myers LLP Plaza 66, 37th Floor 1266 Nanjing Road West Shanghai, 200040 People’s Republic of China (86-21) 2307-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered(1)(2)	offering price per share(1)	aggregate offering price(1)	registration fee

Ordinary shares without par value(2)	19,166,667	$13.00	$249,166,671	$7,650

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of this distribution or within 40 days after the later of the effective date of this registration statement and the date the ordinary shares are first bona fide offered to the public, and also includes ordinary shares that may be purchased by the underwriters pursuant to an option. The ordinary shares are not being registered for the purpose of sales outside the United States.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note
The sole purpose of this amendment is to amend the exhibit index and to file exhibits 1.1 and 4.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

Part II

Information not required in prospectus
ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.
British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Under the Registrant’s amended and restated memorandum and articles of association to be adopted upon the closing of this offering, the Registrant may indemnify our directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits or proceedings to which they are a party or are threatened to be made a party by reason of their acting as the Registrant’s directors, officers, employees or agents. To be entitled to indemnification, these persons must have acted in good faith and in the best interest or not opposed to the interest of the Registrant, and must not have acted in a manner willfully or grossly negligent and, with respect to any criminal action, they must have had no reasonable cause to believe their conduct was unlawful. The Registrant’s amended and restated memorandum and articles of association also provides for indemnification of such person in the case of a suit initiated by the Registrant or in the right of the Registrant. Such indemnification covers expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such suit. There are good faith and other similar conduct requirements for such indemnification rights as those imposed on other types of suits described above. However, if such persons are successful in the merits of the actions, suits or proceedings described above, including suits initiated by or in the right of the Registrant, then they may be indemnified for actual and reasonable expenses without having to meet the conduct requirements.
The Registrant has entered into indemnification agreements with each of the Registrant’s directors under which the Registrant has agreed to indemnify each of them to the fullest extent permitted by applicable law and the Registrant’s articles of association, from and against all costs, charges, expenses, liabilities and losses (including attorneys’ fees) incurred in connection with any litigation, suit or proceeding to which such director is or is threatened to be made a party, witness or other participant. Within 20 days after the Registrant’s receipt of a written demand of such director, the Registrant will advance funds for the payment of indemnification of these expenses.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling the Registrant under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 7.     RECENT SALES OF UNREGISTERED SECURITIES.
We have not issued or sold any securities in the past three years, except that in March 2007, we granted options to purchase 3,916,520 ordinary shares to certain of our directors, officers, employees and one consultant. We believe that these grants were exempt from registration under the Securities Act in reliance on Regulation S or Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Part II

ITEM 8.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) Exhibits

Exhibit
number	Description of document

1.1	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2*	Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant
4.1	Registrant’s Specimen Certificate for Ordinary Shares
5.1*	Opinion of Conyers Dill & Pearman, British Virgin Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered
5.2*	Opinion of King & Wood, People’s Republic of China counsel to the Registrant
8.1*	Opinion of Conyers Dill & Pearman regarding certain British Virgin Islands tax matters
8.2*	Opinion of Shearman & Sterling LLP, United States counsel to the Registrant, regarding certain U.S. tax matters
10.1*	Equity Incentive Plan
10.2*	Form of Employment Agreement between the Registrant and a Senior Executive Officer of the Registrant
10.3*	Software License Agreement, dated October 8, 2005, between Telecom Co., Ltd. and Mobile Soft Technology (Nanjing) Co., Ltd.
10.4*	Technology License Agreement, dated May 25, 2004, between CEC Telecom Co., Ltd. and Huayu Ziyuan Software Technology (Beijing) Co., Ltd.
10.5*	Technology License Agreement, dated March 13, 2006, between CEC Telecom Co., Ltd. and Beijing Qinghua Ziguang Wintone Information Technology Ltd.
10.6*	Non-competition Agreement, dated April 12, 2007, among Qiao Xing Universal Telephone, Inc., Huizhou Qiao Xing Communication Industry, Ltd., Mr. Rui Lin Wu and Qiao Xing Mobile Communication Co., Ltd.
10.7*	Agreement of Transfer of Trademark Application Rights dated December 12, 2006, between Ms. Hong Su and CEC Telecom Co., Ltd.
10.8*	Securities Purchase Agreement, dated April 27, 2006, among Qiao Xing Universal Telephone, Inc., Qiao Xing Mobile Communication Co., Ltd., DKR SoundShore Oasis Holding Fund Ltd. and CEDAR DKR Holding Fund Ltd.
10.9*	Registration Rights Agreement, dated June 13, 2006, among Qiao Xing Mobile Communication Co., Ltd., DKR SoundShore Oasis Holding Fund Ltd. and CEDAR DKR Holding Fund Ltd. entered into pursuant to the Securities Purchase Agreement, dated April 27, 2006
10.10 *	Guaranty, dated June 13, 2006, provided by Qiao Xing Mobile Communication Co., Ltd. to DKR SoundShore Oasis Holding Fund Ltd. and CEDAR DKR Holding Fund Ltd. pursuant to the Securities Purchase Agreement, dated April 27, 2006
21.1*	Subsidiaries of the Registrant
23.1*	Consent of KPMG
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

Part II

Exhibit
number	Description of document

23.3*	Consent of Shearman & Sterling LLP (included in Exhibit 8.2)
23.4*	Consent of King & Wood, People’s Republic of China counsel to the Registrant (included in Exhibit 5.2)
24.1*	Powers of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics of the Registrant

*	Previously filed.
(b) Financial Statement Schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.
ITEM 9.     UNDERTAKINGS.
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration

Part II

statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Part II

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on April 27, 2007.

QIAO XING MOBILE COMMUNICATION CO., LTD.

By:	/s/ Zhi Yang Wu

Name: Zhi Yang Wu
Title: Chairman
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date
Signature

/s/ Zhi Yang Wu Name: Mr. Zhi Yang Wu	Chairman	April 27, 2007

/s/ * Name: Mr. Rui Lin Wu	Vice Chairman	April 27, 2007

/s/ * Name: Mr. Zacky Sun	Independent Director	April 27, 2007

/s/ * Name: Dr. Hui Zhang	Independent Director	April 27, 2007

/s/ * Name: Professor Pei De Lou	Independent Director	April 27, 2007

/s/ * Name: Dr. David Li	Chief Executive Officer	April 27, 2007

/s/ * Name: Mr. Kok Seong Tan	Chief Financial Officer and Principal Accounting Officer	April 27, 2007

*By: /s/ Zhi Yang Wu Mr. Zhi Yang Wu Attorney-in-Fact

Part II

Signature of Authorized Representative in the United States
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Qiao Xing Mobile Communication Co., Ltd., has signed this registration statement or amendment thereto in Newark, Delaware, on April 27, 2007.

Puglisi & Associates

By:	/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit
Number		Description of Document

1.1		Form of Underwriting Agreement
3	.1*	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3	.2*	Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant
4.1		Registrant’s Specimen Certificate for Ordinary Shares
5	.1*	Opinion of Conyers Dill & Pearman, British Virgin Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered
5	.2*	Opinion of King & Wood, People’s Republic of China counsel to the Registrant
8	.1*	Opinion of Conyers Dill & Pearman regarding certain British Virgin Islands tax matters
8	.2*	Opinion of Shearman & Sterling LLP, United States counsel to the Registrant, regarding certain U.S. tax matters
10	.1*	Equity Incentive Plan
10	.2*	Form of Employment Agreement between the Registrant and a Senior Executive Officer of the Registrant
10	.3*	Software License Agreement, dated October 8, 2005, between Telecom Co., Ltd. and Mobile Soft Technology (Nanjing) Co., Ltd.
10	.4*	Technology License Agreement, dated May 25, 2004, between CEC Telecom Co., Ltd. and Huayu Ziyuan Software Technology (Beijing) Co., Ltd.
10	.5*	Technology License Agreement, dated March 13, 2006, between CEC Telecom Co., Ltd. and Beijing Qinghua Ziguang Wintone Information Technology Ltd.
10	.6*	Non-competition Agreement, dated April 12, 2007, among Qiao Xing Universal Telephone, Inc., Huizhou Qiao Xing Communication Industry, Ltd., Mr. Rui Lin Wu and Qiao Xing Mobile Communication Co., Ltd.
10	.7*	Agreement of Transfer of Trademark Application Rights dated December 12, 2006, between Ms. Hong Su and CEC Telecom Co., Ltd.
10	.8*	Securities Purchase Agreement, dated April 27, 2006, among Qiao Xing Universal Telephone, Inc., Qiao Xing Mobile Communication Co., Ltd., DKR SoundShore Oasis Holding Fund Ltd. and CEDAR DKR Holding Fund Ltd.
10	.9*	Registration Rights Agreement, dated June 13, 2006, among Qiao Xing Mobile Communication Co., Ltd., DKR SoundShore Oasis Holding Fund Ltd. and CEDAR DKR Holding Fund Ltd. entered into pursuant to the Securities Purchase Agreement, dated April 27, 2006
10	.10*	Guaranty, dated June 13, 2006, provided by Qiao Xing Mobile Communication Co., Ltd. to DKR SoundShore Oasis Holding Fund Ltd. and CEDAR DKR Holding Fund Ltd. pursuant to the Securities Purchase Agreement, dated April 27, 2006
21	.1*	Subsidiaries of the Registrant
23	.1*	Consent of KPMG
23	.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23	.3*	Consent of Shearman & Sterling LLP (included in Exhibit 8.2)
23	.4*	Consent of King & Wood, People’s Republic of China counsel to the Registrant (included in Exhibit 5.2)

EXHIBIT INDEX

Exhibit
Number		Description of Document

24	.1*	Powers of Attorney (included on signature page)
99	.1*	Code of Business Conduct and Ethics of the Registrant

*	Previously filed.